UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 13, 2016

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events	1
SIGNATURE	2

Item 8.01    Other Events

On December 13, 2016, Universal Electronics Inc. (NASDAQ:UEIC) (“UEI”) finalized the settlement of all of its outstanding litigation and U.S. Patent and Trademark Office matters and appeals with and against Universal Remote Control, Inc. (“URC”), Ohsung Electronics Co., Ltd (“Ohsung”) and Ohsung’s subsidiaries (collectively, the “URC Entities”). While the terms of the finalized settlement remain confidential, in exchange for the dismissal by UEI and the URC Entities of all litigation and U.S. Patent and Trademark Office matters and appeals, UEI will pay to URC, on behalf of the URC Entities, $6.6 million, $4.6 million of which will come from the surety bond previously placed by UEI in connection with these litigation matters. In addition, the URC Entities will receive a limited paid up license to the technologies covered by the patents in this litigation and a limited covenant not to sue with respect to certain of URC’s products existing as of the settlement date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: December 19, 2016	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

2